UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

August 18, 2017

Date of Report

Q2EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-55148	20-1602779
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

420 Royal Palm Way, #100

Palm beach, FL 33480

(Address of Principal Executive Offices)

(561) 693-1423

(Registrant’s Telephone Number, including area code)

Q2Power Technologies, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation

On August 18, 2017, Q2Power Technologies Inc. (the “Company”) filed an amendment to its Certificate of Incorporation to change the Company’s name to Q2Earth, Inc. The amendment was unanimously approved by the Company’s Board of Directors. Under Section 242 of the General Corporation Law of the State of Delaware, amendments to a company’s charter solely to change its name are allowable without shareholder vote.

On August 21, 2017, the Company filed its notification with FINRA for the name change, with a requested effective date of September 1, 2017. Management at this time does not intend on changing the Company’s trading symbol (QPWR), and does not anticipate needing a new CUSIP for its common stock.

Item 9.01 Financial Statements and Exhibits.

(b) Exhibits.

3.01	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Q2Power Technologies Inc., dated August 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2EARTH INC.

Date: August 23, 2017	By:	/s/ Christopher Nelson
Christopher Nelson
President and General Counsel